UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2024

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 250 Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(312) 827-2800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ENV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 11, 2024, Envestnet, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BCPE Pequod Buyer, Inc., a Delaware corporation (“Parent”), and BCPE Pequod Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of vehicles managed or advised by Bain Capital Private Equity, LP. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

The board of directors of the Company (the “Company Board”) has unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, (ii) determined that the terms of Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and the Company’s shareholders, (iii) directed that the adoption of the Merger Agreement be submitted to a vote of the Company’s shareholders in accordance with the Merger Agreement, and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the Company’s shareholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth therein (such recommendation, the “Board Recommendation”).

The Merger Agreement

Upon the terms and subject to the conditions set forth in the Merger Agreement, upon the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.005 per share, of the Company (the “Common Shares”) that is issued and outstanding as of immediately prior to the Effective Time (other than any Common Shares (i) owned by Parent (or any of its Affiliates), Merger Sub or the Company or any direct or indirect wholly owned subsidiaries of Parent (or any of its Affiliates), Merger Sub or the Company, (ii) that are Rollover Shares (as defined in the Merger Agreement), (iii) held in treasury of the Company, and (iv) as to which appraisal rights have been properly exercised in accordance with Delaware law), will be automatically cancelled, extinguished and converted into the right to receive $63.15, without interest thereon (the “Merger Consideration”).

If the Merger is consummated, the Common Shares will be delisted from The New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as promptly as practicable after the Effective Time.

In addition, the Merger Agreement provides for the following treatment of the Company’s Equity Awards at the Effective Time:

●	Each service-vesting restricted share unit award (“RSU Award”) that is outstanding as of the Effective Time will be canceled and converted into the right to receive (A) to the extent vested as of immediately prior to the Effective Time, a cash payment equal to (x) the Merger Consideration multiplied by (y) the total number of Common Shares subject to such RSU Award immediately prior to the Effective Time and (B) to the extent unvested as of immediately prior to the Effective Time, an amount in cash equal to (x) the Merger Consideration, multiplied by (y) the total number of Common Shares subject to the unvested portion of such RSU Award immediately prior to the Effective Time (the “RSU Deferred Cash Award”). Each RSU Deferred Cash Award will, subject to the holder’s continued employment or service through the applicable vesting dates, vest in accordance with the same vesting schedule as the underlying RSU Award (subject to any acceleration provisions under the holder’s existing employment or severance arrangements in effect as of the date of the Merger Agreement, the Company Stock Plans (as defined in the Merger Agreement) and applicable award agreements upon a qualifying termination of employment (“Acceleration Provisions”) and will otherwise have the same terms and conditions as applied to the Company RSU Award for which it was exchanged.

●	Each performance-vesting RSU award (“PSU Award”) outstanding as of the Effective Time will be canceled and converted into the right to receive (A) to the extent vested as of immediately prior to the Effective Time, a cash payment equal to (1) the Merger Consideration multiplied by (2) the total number of Common Shares subject to such PSU Award immediately prior to the Effective Time and (B) to the extent unvested as of immediately prior to the Effective Time, an amount in cash equal to (1) the Merger Consideration, multiplied by (2) the total number of Common Shares issuable under such PSU Award immediately prior to the Effective Time based on the greater of (x) target performance and (y) actual performance through a truncated performance period ending immediately prior to the Effective Time (the “PSU Deferred Cash Award”). Each PSU Deferred Cash Award will, subject to the holder of such award’s continued employment or service on the last day of such performance period, vest at the same time as the underlying PSU Award (subject to any Acceleration Provisions) and the same clause from the end of the RSU section.

●	Each option to purchase Common Shares (each, an “Option Award”), whether vested or unvested, that is outstanding and unexercised as of the Effective Time, will be canceled and converted into the right to receive a cash payment equal to (A) the excess, if any, of the Merger Consideration over the exercise price per Common Share subject to such Option Award as of the Effective Time, multiplied by (B) the total number of Common Shares subject to such Option Award immediately prior to the Effective Time. Any Option Award that has an exercise price per share of Common Shares that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration.

The consummation of the Merger is subject to certain conditions, including: (i) the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding Common Shares entitled to vote on such matters at the Company’s shareholders meeting (the “Company Shareholder Approval”); (ii) the expiration, termination or receipt of any approval or clearances applicable to the consummation of the Merger under applicable antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) and the receipt of certain additional clearances or approvals of certain other governmental bodies; (iii) the absence of any law or order preventing, prohibiting or making illegal the consummation of the Merger; (iv) the FINRA Approval (as defined in the Merger Agreement); (v) subject to certain qualifications, the accuracy of representations and warranties of the Company, Parent and Merger Sub, as applicable, under the Merger Agreement and the performance in all material respects by the Company, Parent and Merger Sub, as applicable, of their obligations under the Merger Agreement; and (vi) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement).

The Merger Agreement also contains customary representations, warranties and covenants of the Company, Parent and Merger Sub. Among other things, the Company has agreed, subject to certain exceptions, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice and not to take certain actions prior to the Effective Time without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

In addition, the Company has agreed to customary “no-shop” restrictions on the Company’s ability to solicit any Acquisition Proposal (as defined in the Merger Agreement), to enter into any Alternative Acquisition Agreement (as defined in the Merger Agreement), and to participate in discussions or negotiations with or provide non-public information to any person relating to any Acquisition Proposal. Notwithstanding the limitations applicable under the “no-shop” restrictions, if, after the date of the Merger Agreement and prior to the date on which the Company Shareholder Approval is obtained, the Company receives a bona fide proposal relating to an Acquisition Proposal that did not result from a material breach of the Company’s obligations under the “no-shop” restrictions and the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal either constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and that the failure to engage in negotiations or discussions with such person would be inconsistent with its fiduciary duties pursuant to applicable law, the Company may participate in discussions and negotiations with such person, subject to certain notice rights and match rights in favor of Parent.

The Merger Agreement contains certain customary termination rights for the Company and Parent, including the following. Parent and the Company may agree to terminate the Merger Agreement by mutual written consent. Either the Company or Parent may terminate the Merger Agreement if (i) the Merger has not occurred by 5:00 p.m. on January 11, 2025 (the “Outside Date”), (ii) the Company Shareholder Approval is not obtained, (iii) any governmental authority of competent jurisdiction has issued an injunction or other order that has become final and non-appealable, or has enacted, issued or deemed applicable any law, in each case, prohibiting, preventing or making illegal the consummation of the Merger or (iv) the other party breaches any representation, warranty or covenant that results in the failure of the related closing condition to be satisfied, subject to a cure period in certain circumstances. In addition, the Merger Agreement may be terminated by the Company (A) prior to the receipt of the Company Shareholder Approval, in order to enter into a definitive agreement providing for a Superior Proposal or (B) if all of the closing conditions have been and continue to be satisfied or have been waived (other than those conditions that by their nature only can be satisfied at the closing of the Merger), Parent or Merger Sub, in violation of the terms of the Merger Agreement, fails to consummate the Merger in accordance with the terms thereof, and the Company has provided irrevocable written notice to Parent following the date on which the consummation of the Merger is required to occur (and at least two (2) business days prior to such termination) that all closing conditions have been satisfied or waived and the Company is prepared, willing and able to consummate the Merger but Parent or Merger Sub fail to consummate the Merger in accordance with the Merger Agreement within two (2) business days after delivery of such notice (a “Financing Failure”). The Merger Agreement may also be terminated by Parent if, prior to the receipt of the Company Shareholder Approval, the Company Board changes the Board Recommendation.

Upon termination of the Merger Agreement in accordance with its terms, under certain circumstances, the Company will be required to pay Parent a termination fee in an amount equal to $90.65 million, including if the Merger Agreement is terminated due to (i) the Company accepting a Superior Proposal (as defined in the Merger Agreement) or (ii) the Board changing the Board Recommendation. This termination fee will also be payable by the Company if the Merger Agreement is terminated under certain circumstances and prior to such termination, a proposal to acquire more than 50% of the Company’s stock or assets is made or publicly announced and not publicly withdrawn and the Company enters into a definitive agreement for, or completes, any transaction involving the acquisition of more than 50% of its stock or assets within twelve (12) months of such termination. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of approximately $220 million if (x) the Merger Agreement is terminated due to a Parent Terminable Breach (as defined in the Merger Agreement) or (y) if the Merger is not consummated due to a Financing Failure.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. It is not intended to provide any factual information about the Company, Parent or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specified dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by the Company’s shareholders, but rather as a way of allocating the risk between the parties in the event that statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by the Company’s shareholders. The Company’s shareholders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to the Company’s shareholders’ right to receive the Merger Consideration pursuant to the Merger Agreement and the right of the Company on behalf of its shareholders to pursue damages for any willful and material breach by Parent of the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

Financing Commitments

Parent obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses of Parent and Merger Sub (including in connection with the Debt Financing described below and giving effect to the “rollover” of certain shareholders’ equity as described under “Support and Rollover Agreements” below).

Certain investment vehicles managed or advised by Bain Capital Private Equity, LP and certain co-investors have committed, pursuant to the equity commitment letters dated July 11, 2024 (the “Equity Commitment Letters”), to capitalize Parent, at or immediately prior to the closing of the Merger, with an aggregate equity contribution in an amount of $639,000,000, on the terms and subject to the conditions set forth in the Equity Commitment Letters. Certain of such investors have also provided limited guarantees in favor of the Company, pursuant to the limited guarantees dated as of July 11, 2024 (the “Limited Guarantees”), to guarantee, subject to certain limitations set forth in the Limited Guarantees, the payment of each such guarantor’s pro rata share of the obligation of Parent to pay the Parent Termination Fee, certain indemnification obligations of Parent and Merger Sub and the reasonable out-of-pocket fees, cost and expenses incurred by the Company in connection with any suit contemplated by, and solely to the extent reimbursable under the Merger Agreement and the Limited Guarantees.

RBC Capital Markets, BMO Capital Markets, Barclays, Goldman Sachs & Co. LLC, Ares Capital Management, funds managed by Blue Owl Capital and Benefit Street Partners, L.L.C. (collectively and each with certain affiliates, the “Lenders”) have committed to provide debt financing (the “Debt Financing”) in connection with the Merger consisting of a first lien term loan facility in an aggregate principal amount of up to $1,760,000,000, a second lien term loan facility in an aggregate principal amount equal of up to $375,000,000, and a revolving credit facility in an aggregate principal amount equal to $375,000,000, in each case, on the terms and subject to the conditions set forth in a commitment letter, dated July 11, 2024 (the “Debt Commitment Letter”).

Ares Capital Management LLC has committed, pursuant to the preferred equity commitment letter dated July 11, 2024 (the “Preferred Equity Commitment Letter”), to capitalize an entity that directly or indirectly owns all of the equity interests issued by Parent, at or immediately prior to the closing of the Merger, with an aggregate preferred equity contribution in an amount of $200,000,000, on the terms and subject to the conditions set forth in the Preferred Equity Commitment Letter.

Support and Rollover Agreements

In connection with entering into the Merger Agreement, on July 11, 2024, Parent, certain of its affiliates and the Company entered into support and rollover agreements with a subsidiary of BlackRock, Inc. (“BlackRock”) and FMR LLC (“Fidelity”). Under the support and rollover agreements, the applicable shareholders have agreed to vote or execute consents with respect to the number of Common Shares beneficially owned by such shareholder set forth in such shareholder’s support and rollover agreement (such shares, the “Rollover Shares”) in favor of the Merger, subject to certain terms and conditions contained therein. In addition, the applicable shareholders have agreed to “rollover” their Rollover Shares into a non-voting ownership interest in the parent company of Parent. The Rollover Shares do not include any shares of Common Shares held by Advisory Subsidiaries (as defined in the Schedule 13D filed by BlackRock on May 21, 2021 that relates to shares of Common Shares) of BlackRock in their capacity as investment advisers to client accounts (including any additional shares of Common Shares acquired by Advisory Subsidiaries after July 11, 2024).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Interim Chief Executive Officer Agreement

James Fox has been serving as Interim CEO under an Interim Executive Agreement with the Company and its subsidiary, Envestnet Financial Technologies, Inc. (“EFT”), dated as of January 7, 2024, and amended as of March 14, 2024, (as amended, the “Executive Agreement”). The Executive Agreement provided for an initial six-month term, which may be extended for additional one-month periods at the Company’s discretion. Additionally, the Executive Agreement provided Mr. Fox with a salary of $350,000 per month, of which 25% is paid in cash and the remainder of which is deferred and be paid in Company common stock, subject to vesting and to be delivered promptly following the end of the term of the Executive Agreement, which vesting conditions have been waived.

In connection with entering into the Merger Agreement, on July 11, 2024, the Company, EFT and Mr. Fox have entered into a second amendment to the Executive Agreement that provides that, effective as of the date of such amendment: (i) Mr. Fox’s salary will be paid in 100% cash (in lieu of cash and common stock) and (ii) the term of the Executive Agreement will be subject to automatic, rather than discretionary, extensions for additional one-month periods until the Effective Time.

The foregoing description of the Executive Agreement is a summary only and is qualified in its entirety by the full text of the Executive Agreement and its first amendment previously filed as exhibits to Current Reports on Form 8-K filings on January 8, 2024 and March 15, 2024, and the most recent amendment filed as an exhibit hereto and incorporated herein by reference.

Separately, and unrelated to the Merger, in connection with the expiration of the initially contemplated term, and pursuant to the terms of the Executive Agreement, the Compensation Committee of the Company Board has approved a $900,000 discretionary cash bonus to Mr. Fox pursuant to the terms of the Executive Agreement.

Item 7.01 Regulation FD Disclosure.

On July 11, 2024, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1, announcing the Company’s and Parent’s entry into the Merger Agreement and related matters.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains and the Company’s other filings and press releases may contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements give the Company’s current expectations relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business including, without limitation, statements regarding the Merger and related transactions, the expected closing of the Merger and the timing thereof, and as to the financing commitments. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company.

Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the Merger may not be completed on the anticipated terms in a timely manner or at all, which may adversely affect the Company’s business and the price of the Common Shares; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals and the Company Shareholder Approval; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally; (v) risks that the Merger disrupts the Company’s current plans and operations (including the ability of certain customers to terminate or amend contracts upon a change of control); (vi) the Company’s ability to retain, hire and integrate skilled personnel including the Company’s senior management team and maintain relationships with key business partners and customers, and others with whom it does business, in light of the Merger; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the Merger; (ix) the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; (x) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, the effects of any outcomes related thereto; (xi) the impact of adverse general and industry-specific economic and market conditions; (xii) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) uncertainty as to timing of completion of the Merger; (xv) risks that the benefits of the Merger are not realized when and as expected; (xvi) legislative, regulatory and economic developments; (xvii) those risk and uncertainties set forth under the headings “Forward Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”), as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (xviii) those risks that will be described in the proxy statement that will be filed with the SEC and available from the sources indicated below.

The Company cautions you that the important factors referenced above may not contain all the factors that are important to you. These risks, as well as other risks associated with the Merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the Merger. There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place significant weight on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

Additional Information and Where to Find It

This communication is being made in connection with the Merger. In connection with the Merger, the Company plans to file a proxy statement and certain other documents regarding the Merger with the SEC. The definitive proxy statement (if and when available) will be mailed to shareholders of the Company. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Shareholders will be able to obtain, free of charge, copies of such documents filed by the Company when filed with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). In addition, the Company’s shareholders will be able to obtain, free of charge, copies of such documents filed by the Company at the Company’s website (https://investor.envestnet.com/). Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to the Company at 1000 Chesterbrook Boulevard, Suite 250, Berwyn, Pennsylvania, 19312.

Participants in Solicitation

The Company, its respective directors and certain of its executive officers may be deemed to be “participants” (as defined under Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from shareholders of the Company with respect to the potential transaction. Information about the identity of Company’s directors is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on April 5, 2024 (the “2024 Proxy”) (and available here). Information about the compensation of Company’s directors is set forth in the section entitled “Director Compensation” starting on page 23 of the 2024 Proxy (and available here) and information about the compensation of the Company’s executive officers is set forth in the section entitled “Executive Compensation” staring on page 32 of the 2024 Proxy (and available here). Transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933) are disclosed in the section entitled “Related Party Transactions” starting on page 20 of the 2024 Proxy (and available here). Information about the beneficial ownership of Company securities by Company’s directors and named executive officers is set forth in the section entitled “Security Ownership of Management” on page 84 of the 2024 Proxy (and available here) and in the section entitled “Security Ownership of Certain Beneficial Owners” starting on page 85 of the 2024 Proxy (and available here).

Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the Merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://investor.envestnet.com/.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
2.1*	Agreement and Plan of Merger, dated as of July 11, 2024, by and among Parent, Merger Sub and the Company.
10.1	Second Amendment to Interim Executive Agreement.
99.1	Press Release of the Company, dated July 11, 2024.
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2024

ENVESTNET, INC.

By:	/s/ James Fox
Name:	James Fox
Title:	Interim Chief Executive Officer